Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

July 7, 2015

SEARS HOLDINGS COMPLETES

SERITAGE GROWTH PROPERTIES TRANSACTION

Sears Holdings Receives $2.7 Billion in Gross Proceeds

HOFFMAN ESTATES, Ill. – Sears Holdings Corporation (the “Company”) (NASDAQ: SHLD) today announced that it closed its right offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust (“REIT”).

In the transaction, Sears sold 235 Sears- and Kmart-branded stores to Seritage along with Sears’ 50 percent interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company, which together hold an additional 31 Sears Holdings properties.

Sears Holdings received aggregate gross proceeds from the transaction of $2.7 billion, which provides the Company with enhanced financial flexibility to accelerate investments in its transformation to an asset light, member-centric integrated retailer.

Seritage began trading on the New York Stock Exchange under the symbol “SRG” on July 6, 2015. Sears Holdings will continue to be listed on the Nasdaq Global Select Market under the symbol “SHLD.”

In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the joint ventures, back to Sears Holdings, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears Holdings, Seritage and the joint ventures have the right to recapture space from Sears Holdings, allowing them to reconfigure and rent the recaptured space to third-party tenants over time.

“We expect the creation of Seritage to enable us to accelerate many of the activities that we have been pursuing over the past several years to transform Sears Holdings into a leading integrated retail membership-focused company,” said Edward S. Lampert, Sears Holdings’ Chairman and Chief Executive Officer. “By separating a portion of Sears Holdings’ real estate portfolio into a new, publicly traded company, and leasing back the space, we are substantially enhancing Sears Holdings’ financial flexibility and significantly transforming our capital structure toward one that is more flexible, long-term oriented and less dependent on inventory and receivables. We expect to continue to operate most of our retail stores in each of the locations owned by Seritage and lease back the properties, just as we do at a large number of our locations.”

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members - wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way®, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The Company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with full-line and specialty retail stores across the United States. For more information, visit www.searsholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements, including about our transformation through our integrated retail strategy, our plans to redeploy and reconfigure our assets, our liquidity and our ability to exercise financial flexibility as we meet our obligations and possible strategic transactions. Forward-looking statements, including these, are based on the current beliefs and expectations of our management and are subject to significant risks, assumptions and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: our ability to offer merchandise and services that our customers want, including our proprietary brand products; our ability to successfully implement our integrated retail strategy to transform our business; our ability to successfully manage our inventory levels; our ability to successfully implement initiatives to improve our liquidity through inventory management and other actions; competitive conditions in the retail and related services industries; worldwide economic conditions and business uncertainty, including the availability of consumer and commercial credit, changes in consumer confidence and spending, the impact of rising fuel prices, and changes in vendor relationships; vendors’ lack of willingness to provide acceptable payment terms or otherwise restricting financing to purchase inventory or services; possible limits on our access to our domestic credit facility, which is subject to a borrowing base limitation and a springing fixed charge coverage ratio covenant, capital markets and other financing sources, including additional second lien financings, with respect to which we do not have commitments from lenders; our ability to successfully achieve our plans to generate liquidity through potential transactions or otherwise; potential liabilities in connection with the separation of Lands’ End, Inc. and disposition of a portion of our ownership interest in Sears Canada, Inc.; our extensive reliance on computer systems, including legacy systems, to implement our integrated retail strategy, process transactions, summarize results, maintain customer, member, associate and Company data, and otherwise manage our business, which may be subject to disruptions or security breaches; the impact of seasonal buying patterns, including seasonal fluctuations due to weather conditions, which are difficult to forecast with certainty; our dependence on sources outside the United States for significant amounts of our merchandise; our reliance on third parties to provide us with services in connection with the administration of certain aspects of our business and the transfer of significant internal historical knowledge to such parties; impairment charges for goodwill and intangible assets or fixed-asset impairment for long-lived assets; our ability to attract, motivate and retain key executives and other associates; our ability to protect or preserve the image of our brands; the outcome of pending and/or future legal proceedings, including shareholder litigation, product liability and qui tam claims and proceedings with respect to which the parties have reached a preliminary settlement; the timing and amount of required pension plan funding; and other risks, uncertainties and factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially. We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.